SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 8  Other Matters

Section 8.01  Other Matters

In mid August 2010, Tri-Valley was informed by counsel for an investor in its TVC OPUS I Drilling Program, L.P., that the investor may have some claim against the OPUS partnership, Tri-Valley, and its subsidiary, Tri-Valley Oil and Gas Co., (“the potential parties”) relating to the sale of interests in the partnership and management of the partnership.  Due to the investor’s concerns about the possible expiration of the statute of limitations for the potential claims as of September 30, 2010, the potential parties executed tolling agreements with the investor for a period of four years, until September 30, 2014.  This time period will facilitate the investor’s and the potential parties’ desire to enter into discussions to reach an amicable resolution of matters related to the potential claims without need for litigation, arbitration, or other formal proceeding, and in a manner which will avoid unnecessary expense, delay, or disruption to the operations of the potential parties.  During the first year of the tolling agreement, the investor agreed not to file a lawsuit over the potential claims.  No claim has been filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer